UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 16, 2007

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       011-44-20-7605-7950

(Former name or former address, if changed since last report.)

Medicsight, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2007, the Company filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in order to effect a merger under Section 253 of the General Corporation Law of Delaware (the “GCL”) of the Company (then named “Medicsight, Inc.”) with its wholly-owned subsidiary, MGT Capital Investments, Inc.  The merger became effective on January 17, 2007.  The Company was the surviving corporation in the merger.  Shareholder approval of the merger was not required by Section 253 of the GCL.  Upon completion of the merger, the Company’s name changed to “MGT Capital Investments, Inc.”, and the Company’s Certificate of Incorporation was amended to reflect this name change.

In connection with its name change, the Company received a new CUSIP number, 55302P103.  The Company’s trading symbol remains MGT.

Item 9.01  Financial Statements and Exhibits.

(d)                              Exhibits.

1                                       Certificate of Ownership and Merger merging MGT Capital Investments, Inc. into Medicsight, Inc.

2                                       Composite Certificate of Incorporation, as amended and currently in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chief Executive Officer
Date: January 19, 2007